SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.             Results of Operations and Financial Condition.

On February 7, 2019, Watts Water Technologies, Inc. (the “Company”) announced its financial results for the fiscal quarter and year ended December 31, 2018.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Prior Executive Incentive Bonus Plan

On February 6, 2019, the Compensation Committee of the Board of Directors of the Company repealed in its entirety and permanently discontinued the Company’s Executive Incentive Bonus Plan effective immediately following the payment of awards for fiscal year 2018 to participants in such plan.

Adoption of New Executive Officer Incentive Bonus Plan

On February 6, 2019, the Board of Directors of the Company approved and adopted the Company’s Executive Officer Incentive Bonus Plan effective as of January 1, 2019 (the “Bonus Plan”).  The principal features of the Bonus Plan are summarized below.  This summary is qualified by reference to the full text of the Bonus Plan that is included as Exhibit 10.1 to this Current Report on Form 8-K.

Administration and Amendment.  The Bonus Plan is administered by the Compensation Committee, which has broad authority to amend, modify, administer and interpret the Bonus Plan.

Participation.  Participation in the Bonus Plan is limited to certain officers of the Company as determined and selected by the Compensation Committee.  There are six officers who are participants in the Bonus Plan for 2019.

Awards.  A Participant may receive a bonus payment under the Bonus Plan based upon the attainment of performance objectives which are established by the Compensation Committee and relate to on one or more of the following business criteria:

•    earnings (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation and (iv) amortization)

•    economic value-added (as determined by the Compensation Committee)

•    sales or revenue

•    net income (either before or after taxes)

•    cash flow (including, but not limited to, operating cash flow and free cash flow)

• costs • cash flow conversion rate • improvement of financial ratings • gross operating profit • capital deployment • implementation or completion of critical projects • funds from operations

•    return on capital

•    return on invested capital

•    return on stockholders’ equity

•    return on assets

•    stockholder return

•    return on sales

•    gross or net profit

•    productivity

•    expenses

•    operating margin

•    operating efficiency

•    customer satisfaction

•    working capital

•    earnings per share

•    price per share of class A common stock

•    market share

•    achievement of balance sheet of income statement objectives

•    organizational or succession planning

•    sales growth (organic and/or inorganic)

•    improvements in capital structure

•    productivity ratios

•    operating efficiency

•    enterprise value

•    safety record

•    completion of acquisitions or business expansions

•    completion of dispositions of assets or business units

•    working capital percentage to sales

•    quality record

•    on-time delivery

•    inventory value

•    inventory turns

The performance goals may be expressed in terms of overall company performance or the performance of any of its subsidiaries, divisions, business units, segments or regions or any individual performance objective, any of which may be measured either in subjective or absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices or the Compensation Committee’s assessment of individual performance.  The Compensation Committee may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the performance goals.  Such adjustments may include but are not limited to:  (i) a change in accounting principle, (ii) financing activities, (iii) expenses for restructuring or productivity initiatives, (iv) other non-operating items, (v) acquisitions or dispositions, (vi) the business operations of an entity acquired by the Company during the performance period, (vii) discontinued operations, (viii) stock dividend, split, combination or exchange of stock, (ix) unusual or extraordinary events, transactions or developments, (x) amortization of intangible assets, (xi) other significant income or expense outside the Company’s core on-going business activities, (xii) other nonrecurring items, (xiii) goodwill or intangible writeoffs, or (xiv) changes in applicable law.

Any bonuses paid to participants under the Bonus Plan shall be based upon bonus formulas that tie such bonuses to one or more performance objectives relating to the performance goals.  The Compensation Committee will select the performance goals applicable for each performance period.  The performance period shall be the Company’s fiscal year, which commences on January 1st and ends on December 31st.  Participants need not be employed on the first day of a performance period.  If a participant becomes eligible to participate in the Bonus Plan during a performance period, the Compensation Committee shall determine if such participant shall be eligible to participate in an award for such performance period and whether or not such award may be prorated for such period.

The Compensation Committee may in its sole discretion increase or decrease a bonus payable to a participant pursuant to the applicable bonus formula to account for demonstrated quality of performance or the occurrence of significant, unforeseen events or changes; provided that with respect to any performance period the amount of the bonus payable to a participant under the Bonus Plan may not exceed 200% of the participant’s target bonus as established by the Compensation Committee.

All awards shall be paid in (i) cash or (ii) with the consent of the participant and the Compensation Committee, restricted stock units pursuant to the terms of the Company’s Management Stock Purchase Plan, as it may be amended from time to time, or any successor equity incentive plan thereto.  No awards shall be paid unless and until the Compensation Committee approves the amounts payable with respect to each award.  Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the performance period.

Continued Employment.  The payment of a bonus to a participant with respect to a performance period shall be conditioned upon the participant’s employment by the Company on the date on which the bonus is paid; provided, however, that in the discretion of the Compensation Committee, (i) full bonuses may be paid to participants who have terminated employment due to disability or following a change in control, or to the designee or estate of a participant who died during such period and (ii) pro rata bonuses may be paid to a participant whose employment is terminated or who retires during the performance period based on actual performance.

Item 8.01.  Other Events

On February 7, 2019, the Company issued a press release announcing that its Board of Directors has authorized the repurchase of up to $150 million of the Company’s Class A Common Stock from time to time on the open market or in privately negotiated transactions. The timing and number of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with its stock plans and for corporate purposes.

The Company has an existing written trading plan under Rule 10b5-1 of the Exchange Act implemented on December 12, 2018 in connection with its prior share repurchase program and expects to enter into a new trading plan under Rule 10b5-1 in connection with the newly authorized share repurchase program following completion of the prior repurchase program.  Adopting a trading plan that satisfies the conditions of Rule 10b5-1 allows a company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws.  A broker selected by the Company will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan.

Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Watts Water Technologies, Inc. Executive Officer Incentive Bonus Plan
99.1	Press Release dated February 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2019	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel